Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact: Peter Rahmer Trout Group 646-378-2973	Media Relations Contact: Barry Sudbeck Fleishman-Hillard 415-318-4261

Response Genetics, Inc. Reports Fourth Quarter and Full-Year 2010 Financial Results and Operational Update

●	Year-over-year ResponseDX™ sales increase of 242 percent
●	Company expands management team and sales force
●	Addition of EML4-ALK increases ResponseDX™ genetic testing capabilities
●	License agreement for BRAF assay executed with GlaxoSmithKline
●	Initiation of multiple prospective trials to investigate personalized cancer care

LOS ANGELES, March 29, 2011 — Response Genetics Inc. (Nasdaq: RGDX), a company focused on the development and sale of molecular diagnostic tests for cancer, today announced its consolidated financial results and business progress for the fourth quarter and full year ended December 31, 2010.

“In 2010, we expanded our commercial capabilities at a management and board level to help execute on our strategy to reach new customers, expand market share and increase sales of our ResponseDX™ genetic tests,” said Kathleen Danenberg, Response Genetics CEO. “In 2011, we plan to continue our progress towards a mature, profitable company by leveraging our proprietary technology in both ResponseDX™ testing and the companion diagnostics market.”

Fourth Quarter 2010 Financial Results

Total revenue increased by 88 percent to $6.4 million for the fourth quarter ended December 31, 2010, compared to $3.4 million for the same period last year. Excluding the net revenue impact of $0.2 million (see Reconciling Tables below) resulting from the conversion to the accrual basis of revenue recognition for ResponseDX™ private payors, total revenue increased 82 percent to $6.2 million for the quarter ended December 31, 2010, compared to $3.4 million for the same period last year. The increase was primarily due to both an increase in ResponseDX™ revenues of $1.4 million and $1.6 million increase in pharmaceutical client revenue. Revenue from ResponseDX™ genetic tests increased by 82 percent to $3.1 million for the fourth quarter, compared to $1.7 million for the same period in 2009. Excluding the net revenue impact of $0.2 million resulting from the conversion to the accrual basis of revenue recognition for ResponseDX™ private payors, revenue from ResponseDX™ genetic tests increased by 71 percent to $2.9 million for the quarter, compared to $1.7 million for the same period in 2009.  Pharmaceutical client revenue increased 94 percent to $3.3 million, compared to $1.7 million in the fourth quarter of 2009.

Cost of revenue was $3.1 million for the fourth quarter ended December 31, 2010, compared with $1.9 million for the same period in 2009.  Research and development expenses were $0.3 million for the fourth quarter of

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2010, compared with $0.6 million for the same period in 2009.  General and administrative expenses were $2.7 million for the fourth quarter, compared with $1.6 million for the same period in 2009.  Selling and marketing expenses were $1.6 million for the fourth quarter of 2010, compared with $1.1 million for the same period in 2009.  Total operating expenses for the fourth quarter were $7.7 million, compared with $5.1 million for the same period last year. The primary reasons for the increase in total operating expenses are costs related to the continued expansion of the sales force, legal expenses associated with the proxy activities and billing services costs.

Response Genetics’ net loss for the fourth quarter ended December 31, 2010 was $1.1 million or a loss of $0.06 per share, compared with a net loss of $1.7 million, or a loss of $0.11 per share, for the same period last year. Excluding the net revenue impact of $0.2 million resulting from the conversion to the accrual basis for revenue recognition for ResponseDX™ private payors, the net loss for the three months ended December 31, 2010 was $1.2 million or a loss of $0.07 per share.

Financial Results for the Year Ended December 31, 2010

Total revenue increased by 135 percent to $21.3 million for the year ended December 31, 2010, compared to $9.1 million for the year ended December 31, 2009. Excluding the cumulative net revenue impact of $1.9 million (see Reconciling Tables below) resulting from the conversion from the cash to the accrual basis of revenue recognition for ResponseDX™ private payors, total revenue increased 114 percent to $19.4 million for the year ended December 31, 2010, compared to $9.1 million for the year ended December 31, 2009.  The increase was primarily due to increases in both ResponseDX™ revenues of $8.0 million and $4.2 million increase in pharmaceutical client revenue. Revenue from ResponseDX™ genetic tests increased by 242 percent to $11.3 million for the year ended December 31, 2010, compared to $3.3 million for the year ended December 31, 2009. Excluding the cumulative net revenue impact of $1.9 million resulting from the conversion from the cash to the accrual basis for revenue recognition for ResponseDX™ private payor revenue, revenue from ResponseDX™ genetic tests increased by 185 percent to $9.4 million for the twelve months, compared to $3.3 million for the same period in 2009. The Company’s pharmaceutical client revenue increased 72 percent to $10.0 million, compared to $5.8 million the year ended December 31, 2009.

Cost of revenue for the year ended December 31, 2010 was $10.5 million, compared with $5.9 million for the year ended December 31, 2009. Research and development expenses were $1.6 million for the year ended December 31, 2010, compared with $2.3 million for the year ended December 31, 2009. General and administrative expenses were $8.1 million for the year ended December 31, 2010, compared with $6.0 million for the year ended December 31, 2009. Selling and marketing expenses were $6.0 million for the year ended December 31, 2010, compared with $3.5 million for the same period in 2009.  Total operating expenses for the December 31, 2010 were $26.2 million, compared with $18.5 million for the year December 31, 2009.  The primary reasons for the increase in total operating expenses were costs related to sales force expansion, increased legal fees associated with the proxy activities and billing services costs.

Response Genetics’ net loss for the year ended December 31, 2010 was $4.7 million or a loss of $0.26 per share, compared with a net loss of $9.3 million, or a loss of $0.70 per share, for the year ended December 31, 2009. Excluding the cumulative net revenue impact of $1.9 million resulting from the conversion to the accrual basis of revenue recognition for ResponseDX™ private payors, the net loss for the year ended December 31, 2010 was $6.6 million or a loss of $0.37 per share.

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Cash and cash equivalents at December 31, 2010, were $4.1 million, compared to $7.1 million at December 31, 2009.

Year-End and Fourth Quarter Corporate Development Highlights

•	Expanded Sales and Distribution – For the full year 2010, total revenue for ResponseDX™ genetic tests increased 242 percent to $11.3 million compared to $3.3 million for the full year 2009.

•
Fourth Quarter Gross Margin and Revenue per Case – Gross margin for the fourth quarter of 2010 was 51.8 percent compared to 50.8 percent for the third quarter of 2010.  For the fourth quarter of 2010, the average revenue per case was $1,350.  Gross margin is defined as revenues less cost of revenues.

•
Increase in Average Price per Test Due to Launch of EML4-ALK Genetic Test in Lung Cancer – In June 2010, the Company expanded its ResponseDX: Lung™ genetic test panel to detect the presence of EML4-ALK gene variants in lung cancer patients. By assessing mutations and expression levels across multiple genes, the ResponseDX: Lung™ genetic test panel may help physicians tailor treatment to their patients, potentially improving outcome to therapy for the more than 200,000 newly diagnosed lung cancer patients in the U.S. yearly.

•
Key Appointments to Executive Management – In February 2011, the Company announced the addition of Christine Meda as the Company’s president. In her role, Ms. Meda will be responsible for helping in the execution of the Company’s strategy and operations on a day-to-day basis and, with her expertise in cancer diagnostics, leading the Company in new areas of the market, such as the development of companion diagnostics. Ms. Meda brings nearly 30 years of experience in strategic partnering, operations and marketing to her role at Response Genetics. Most recently, Ms. Meda was president and chief executive officer of Arcxis Biotechnologies, an early-stage molecular diagnostics company.

•
Expansion of Pharmaceutical Partnerships – In May 2010, the Company announced it had signed a non-exclusive license agreement with GlaxoSmithKline (“GSK”). Under the terms of the agreement, GSK gained certain rights to Response Genetics’ proprietary PCR analysis technology and diagnostic expertise to assess BRAF gene mutations in human tumor samples.

•
Continued Scientific Contributions – Response Genetics continues to build clinical and scientific validation of its biomarkers with multiple publications and presentations throughout 2010 and into 2011.

o
In December 2010, the Company announced the results of two separate analyses at national medical conferences. The first study, presented at the 33rd Annual San Antonio Breast Cancer Symposium, assessed the utility of limited gene profiling as a predictor of response to neoadjuvant chemotherapy in locally advanced and inflammatory breast cancer. The second study, announced at the 2010 Chicago Multidisciplinary Symposium in Thoracic Oncology, investigated the association of EGF receptor (EGFR) activating mutations and expression of the DNA repair gene ERCCI in non-small cell lung cancer (NSCLC).

o	In January 2011, the Company discussed the use of predictive and prognostic markers in the treatment of esophageal-gastric cancers at the 2011 Gastrointestinal Cancers Symposium.

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Performance Outlook

Recognizing the strength of commercial operations, the Company is providing the following guidance for the full year ending December 31, 2011.

•	Sales Force Expansion – Over 2011, the Company plans to continue to build out its sales force. This is aimed at maintaining the strong sales growth of the Company’s ResponseDX™ genetic tests.
•	New Pathology Initiative – Development of a pathology initiative, including digital capabilities and electronic data capabilities that will enhance and broaden our current ResponseDX™ testing process.
•
Multiple Prospective Trials – Multiple prospective trials planned to investigate the clinical benefit of specific genes and genetic mutations and, if positive, for potential inclusion in cancer care guidelines.

•
Execute Additional Pharmaceutical Partnerships – Over 2011, the Company plans to continue to provide clinical trial support to its pharmaceutical partners. In addition, by leveraging the senior management team’s cancer diagnostics business experience, the Company will investigate new areas of the market, such as the development of companion diagnostics.

About Response Genetics, Inc.

Response Genetics Inc. (“RGI”) is focused on the development and sale of molecular diagnostic tests for cancer. RGI’s technologies enable extraction and analysis of genetic information from genes derived from tumor samples stored as formalin-fixed and paraffin-embedded specimens. In addition to diagnostic testing services, the Company generates revenue from the sales of its proprietary analytical pharmacogenomic testing services of clinical trial specimens to the pharmaceutical industry. RGI was founded in 1999, and its principal headquarters are located in Los Angeles, California. For more information, please visit www.responsegenetics.com.

Forward-Looking Statement Notice

Except for the historical information contained herein, this press release and the statements of representatives of RGI related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions, such as the ability of the Company to successfully expand its sales force, to successfully implement its digital pathology initiative, to initiate multiple prospective trials, the potential of using the results of this research to be included in cancer care guidelines, to successfully initiate multiple prospective trial, to continue to provide clinical trial support to pharmaceutical clients, to enter into new areas such as companion diagnostics, and to continue to execute on its business strategy and operations, to continue to  analyze cancer samples, the potential for using the results of this research to develop diagnostic tests for cancer, the usefulness of genetic information to tailor treatment to patients, the usefulness of gene profiling as a predictor of response to chemotherapy in gastric and colorectal cancers, and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions.

These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, actual sales results, if any,

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or the application of funds, may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

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RESPONSE GENETICS, INC.

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2009	2010

ASSETS
Current assets
Cash and cash equivalents	$7,058,365	$4,120,074
Accounts receivable, net of allowance for doubtful accounts of $0 at December 31, 2009 and $113,838 at December 31, 2010	1,982,951	4,733,698
Prepaid expenses and other current assets	418,289	941,981
Total current assets	9,459,605	9,795,753
Property and equipment, net	1,253,714	805,817
Other assets	79,655	—
Total assets	$10,792,974	$10,601,570

LIABILITIES, COMMON STOCK CLASSIFIED OUTSIDE OF STOCKHOLDERS’ EQUITY (DEFICIT) AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$729,100	$1,247,151
Accrued expenses	503,612	1,075,636
Accrued royalties	455,995	809,694
Accrued payroll and related liabilities	468,774	1,271,037
Deferred revenue	2,596,066	1,518,696
Total current liabilities	4,753,547	5,922,214
Deferred revenue, net of current portion	1,414,928	100,070
Total liabilities	6,168,475	6,022,284

Commitments and contingencies

Common stock classified outside of stockholders’ equity (deficit)	3,975,279	7,854,682

Stockholders’ equity (deficit)
Common stock, $0.01 par value; 50,000,000 shares authorized; 15,297,183 and 18,357,406 shares issued and outstanding at December 31, 2009 and 2010, respectively	122,393	122,942
Additional paid-in capital	39,858,986	40,612,785
Accumulated deficit	(39,146,784	(43,817,163)
Accumulated other comprehensive loss	(185,375	(193,960)
Total stockholders’ equity (deficit)	649,220	(3,275,396)
Total liabilities, common stock classified outside of stockholders’ equity (deficit) and stockholders’ equity (deficit)	$10,792,974	$10,601,570

RESPONSE GENETICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended December 31,		Year Ended December 31,
	(Unaudited)	(Unaudited)	Audited	Audited
	2009	2010	2009	2010
Net Revenue	$3,371,695	$6,363,203	$9,066,683	$21,277,415
Operating expenses:
Cost of revenue	1,856,437	3,068,238	5,864,787	10,460,994
Selling and marketing	1,083,176	1,593,346	3,542,082	5,988,746
General and administrative	1,609,018	2,671,368	6,020,614	8,072,667
UK expenses	18,617	6,265	752,901	24,455
Research and development	579,262	332,081	2,293,303	1,611,582
Total operating expenses	5,146,510	7,671,298	18,473,687	26,158,444
Operating loss	(1,774,815)	(1,308,095)	(9,407,004)	(4,881,029)
Other income (expense):
Interest expense	(2,623)	(2,819)	(10,822)	(10,578)
Interest income	108	234	22,265	682
Other	49,718	221,802	49,718	221,802
Loss before income tax provision (benefit)	(1,727,612)	(1,088,878)	(9,345,843)	(4,669,123)
Income tax provision (benefit)	(4,788)	—	(4,788)	1,256
Net loss	$(1,722,824)	$(1,088,878)	$(9,341,055)	$(4,670,379)

Unrealized gain (loss) on foreign currency translation	10,642	(4,188)	46,350	(8,585)
Total comprehensive loss	$(1,712,182)	$(1,093,066)	$(9,294,705)	$(4,678,964)
Net loss per share — basic and diluted	$(0.11)	$(0.06)	$(0.70)	$(0.26)
Weighted-average shares — basic and diluted	15,297,183	18,324,675	13,276,095	17,791,584

The accompanying notes are an integral part of these consolidated financial statements.

RESPONSE GENETICS, INC.

RECONCILING TABLES FOR CASH TO ACCRUAL

TABLE ONE

The following details ResponseDX™ revenue for the three months and full years ended December 31, 2009 and 2010:

	Three
	Months ended December 31,		Full year ended December 31,
	2009	2010	2009	2010
Net Medicare revenue	$941,443	$1,323,434	$1,760,709	$4,483,316

Private Payor Revenue billed through March 31, 2010	—	—	—	1,507,187

Private Payor Revenue subsequent to March 31, 2010	—	1,749,717	—	4,388,270

Revenue recorded on the cash basis prior to April 1, 2010	627,535	—	1,181,663	717,284
NeoGenomics Laboratories revenue	86,113	18,600	336,456	185,064

Other	—	1,857	—	26,054

Net ResponseDX™ revenue	$1,655,091	$3,093,608	$3,278,828	$11,307,175

The following table provides details of ResponseDX™ revenue for the three months and full years ended December 31, 2009 and 2010 based upon the former cash basis revenue recognition policy relating to Private Payors.  This table is presented to provide the amount of revenue recognized if the change to the accrual basis of revenue recognition for Private Payors had not occurred effective April 1, 2010:

TABLE TWO
	Three
	Months ended December 30,		Full year ended December 31,
	2009	2010	2009	2010
Net Medicare revenue	$941,443	$1,323,434	1,760,709	4,483,316

NeoGenomics Laboratories revenue	86,113	18,600	336,456	185,064

Revenue recognized on the cash basis	627,535	1,601,060	1,181,663	4,710,074

Other	—	1,857	—	26,054

Net ResponseDX™ revenue	$1,655,091	$2,944,951	$3,278,828	$9,404,508

The increase in revenue in the three months ended December 31, 2010 of $148,657 is the difference between the Net ResponseDX™ revenue in table one of $3,093,608 and the Net ResponseDX™ revenue in table two of $2,944,951.  The increase in revenue in the full year ended December 31, 2010 of $1,902,667 is the difference between the Net ResponseDX™ revenue in table one of $11,307,175 and the Net ResponseDX™ revenue in table two of $9,404,508.